Company Contacts:	Investor Relations Contacts:
IMPAX Laboratories, Inc.	Lippert/Heilshorn & Associates, Inc.
Barry R. Edwards, CEO	Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 1771	(212) 838-3777
Larry Hsu, Ph.D. President	Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111	(310) 691-7100
Cornel C. Spiegler, CFO	www.lhai.com
(215) 289-2220 Ext. 1706
www.impaxlabs.com

FINAL

IMPAX ANNOUNCES ORGANIZATIONAL CHANGES

HAYWARD, Calif. (January 6, 2004) – IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) announced today that the Company’s Chairman Charlie Hsiao, PhD will be leading a new venture, IMPAX Technologies, that will operate as a division of IMPAX Laboratories. In order to concentrate his efforts on this new endeavor, Dr. Hsiao is relinquishing his position as Co-Chief Executive Officer, but will remain as Chairman of the Board. In line with the changes in Dr. Hsiao’s role, IMPAX’s Board of Directors has elected Barry R. Edwards, sole Chief Executive Officer effective January 1, 2004. Previously, Mr. Edwards had been Co-Chief Executive Officer.

“As one of the founders of IMPAX, I am pleased to have been able to guide the Company in its rapid growth in product filings, revenues and market capitalization. It has been particularly rewarding to see many product concepts move from the development stage through to the final approval and market launch,” said Dr. Hsiao. “We have built a strong management team at IMPAX that will now allow me to focus on what I love most – working in the formulation laboratory creating new products to help drive further growth.”

“Charlie has been instrumental in enabling the Company to grow from just a concept into a publicly traded company with a market valuation in excess of $750 million” stated Barry R. Edwards, IMPAX Chief Executive Officer. “His assumption of a founding role in our newest division, IMPAX Technologies, will help the creative development of new technologies for the future.”

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company’s Web site at: www.impaxlabs.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax’s ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax’s ability to successfully develop and commercialize pharmaceutical products, Impax’s reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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